UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, 9th Floor
Phoenix,	AZ	85016
(Address of principal executive offices, including zip code)

(800)	606-3610
(Registrant’s telephone number, including area code)
________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class:		Trading symbol(s):	Name of each exchange on which registered:
Common Stock	$0.01 par value per share (VEREIT, Inc.)	VER	New York Stock Exchange
6.70% Series F Cumulative Redeemable Preferred Stock	$0.01 par value per share (VEREIT, Inc.)	VER PRF	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.		VEREIT Operating Partnership, L.P.
Emerging growth company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
VEREIT, Inc. ☐ VEREIT Operating Partnership, L.P. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
The Transactions

On April 29, 2021, VEREIT, Inc., a Maryland corporation (“VEREIT”), and VEREIT Operating Partnership, L.P., a Delaware limited partnership (“VEREIT OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Realty Income Corporation (“Realty Income”), a Maryland corporation, Rams MD Subsidiary I, Inc., a Maryland corporation and wholly owned subsidiary of Realty Income (“Merger Sub 1”), and Rams Acquisition Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Realty Income (“Merger Sub 2”). Pursuant to the terms and conditions of the Merger Agreement, upon the closing, (i) Merger Sub 2 will be merged with and into VEREIT OP (the “Partnership Merger”), with VEREIT OP continuing as the surviving entity and, immediately following the Partnership Merger, (ii) VEREIT will be merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (the “Merger” and, together with the Partnership Merger, the “Mergers”).

Merger Agreement

The Partnership Merger

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Partnership Merger becomes effective (the “Partnership Merger Effective Time”), (i) each outstanding VEREIT OP Common Unit (as defined in the Merger Agreement) owned by VEREIT immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will remain outstanding as a common unit of partnership interest in the surviving entity, (ii) each outstanding VEREIT OP Common Unit owned by a partner of VEREIT OP other than VEREIT (each such partner, a “VEREIT OP Minority Partner”) that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth in the Merger Agreement, will be converted into 0.705 of a newly issued share of common stock (the “Exchange Ratio”), par value $0.01 per share, of Realty Income (the “Realty Income Common Stock”), subject to adjustment as provided in the Merger Agreement, (iii) each outstanding VEREIT Series F Preferred Unit that is issued and outstanding immediately prior to the Partnership Merger Effective Time (other than VEREIT OP Series F Preferred Units owned by VEREIT), subject to the terms and conditions of the Merger Agreement, will be converted into the right to receive $25.00 plus all accumulated and unpaid distributions to and including the day that is set forth in the Series F Preferred Stock Redemption Notice (the “Series F Preferred Unit Redemption Amount”), and (iv) each VEREIT OP Series F Preferred Unit owned by VEREIT that is issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions of the Merger Agreement, will remain outstanding as one Series F Preferred Unit in the surviving entity. The VEREIT OP Minority Partners will receive cash in lieu of fractional shares.

The Merger

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the date and time the Merger becomes effective (the “Effective Time”), (i) each share of VEREIT common stock, par value $0.01 per share (the “VEREIT Common Stock”) will automatically be converted into a number of newly issued shares of Realty Income Common Stock equal to the Exchange Ratio, subject to adjustment as provided in the Merger Agreement and (ii) each share of VEREIT Series F Preferred Stock issued and outstanding immediately prior to the Effective Time will automatically be cancelled and retired and shall cease to exist, but the holders of such shares will retain the right to receive the Series F Preferred Stock Redemption Amount on the redemption date set forth in the Series F Preferred Stock Redemption Notice (as defined below). Holders of shares of VEREIT Common Stock will receive cash in lieu of fractional shares.

Redemption of VEREIT Series F Preferred Stock

Immediately prior to the Mergers, VEREIT will issue a notice of redemption (the “Series F Preferred Stock Redemption Notice”) with respect to all of the outstanding shares of VEREIT Series F Preferred Stock with a redemption date as set forth in the Series F Preferred Stock Redemption Notice, and Realty Income will cause funds to be deposited in escrow to pay the redemption price for each share of VEREIT Series F Preferred Stock at the liquidation preference of $25.00 plus all accrued and unpaid dividends up to and including the redemption date set forth in the Series F Preferred Stock Redemption Notice (such amount, the “Series F Preferred Stock Redemption Amount”).

Treatment of Equity Awards

Pursuant to the terms and subject to the conditions of the Merger Agreement, as of the Effective Time, each outstanding VEREIT equity-based award will be treated as follows: (i) each VEREIT stock option that is outstanding and unexercised as of immediately prior to the Effective Time will be converted into a Realty Income stock option to purchase a number of shares of Realty Income Common Stock (rounded down to the nearest whole number of shares) equal to the product obtained by multiplying the number of shares of VEREIT Common Stock subject to such VEREIT stock option by the Exchange Ratio, at an exercise price per share of Realty Income Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing the exercise price per share of VEREIT Common Stock of such VEREIT stock option by the Exchange Ratio; (ii) each award of VEREIT restricted stock units that is outstanding as of immediately prior to the Effective Time will be converted into a Realty Income restricted stock unit award with respect to a number of whole shares of Realty Income Common Stock (rounded to the nearest whole number of shares) equal to the product obtained by multiplying (A) (1) for time-based restricted stock units, the number of shares of VEREIT Common Stock subject to such restricted stock unit award as of immediately prior to the Effective Time or (2) for performance-based restricted stock units, the number of shares of VEREIT Common Stock subject to such performance-based restricted stock units determined based on actual level of achievement of the applicable performance goals as of immediately prior to the Effective Time (in accordance with the applicable award agreement and the terms of the Merger Agreement) by (B) the Exchange Ratio, and will be credited with a dividend equivalent balance that is equal to the dividend equivalent balance credited on the corresponding VEREIT restricted stock units as of immediately prior to the Effective Time; and (iii) each VEREIT deferred stock unit award that is outstanding as of immediately prior to the Effective Time will generally be converted into the right to a number of shares of Realty Income Common Stock equal to the product obtained by multiplying the Exchange Ratio by the number of shares underlying such award. Each converted award will continue to be subject to the same vesting and other terms and conditions as applied to the corresponding VEREIT award as of immediately prior to the Effective Time, except that Realty Income restricted stock units resulting from the conversion of performance-based VEREIT restricted stock units will, following the Effective Time, be subject to the time-vesting conditions applicable to the performance-based VEREIT restricted stock units, but will no longer be subject to performance-vesting conditions.

Contemplated Spin-Off of Office Properties

It is contemplated that after the Effective Time, subject to the terms and conditions of the Merger Agreement, VEREIT and Realty Income will contribute certain of their office real properties (the “OfficeCo Business”) to a newly formed wholly owned subsidiary of Realty Income (“OfficeCo”), and Realty Income will distribute all of the outstanding voting shares of common stock in OfficeCo to Realty Income’s shareholders (which, at that time, would also include the VEREIT stockholders as a result of the Merger) on a pro rata basis (the “Spin-Off”). Following the consummation of the Spin-Off, VEREIT and Realty Income intend for OfficeCo to operate as a separate, publicly-traded REIT. Subject to the terms and conditions of the Merger Agreement, the parties may also seek to sell some or all of the OfficeCo Business in connection with the closing of the Mergers.

Certain Governance Matters

    The Merger Agreement provides that the boards of directors of VEREIT and Realty Income will mutually select two members of the VEREIT board of directors who will be appointed to the Realty Income board of directors immediately following the Effective Time. After the Effective Time, the parties intend to maintain the office of VEREIT located in Phoenix, Arizona for at least seven (7) years from the date of the Merger Agreement.

Certain Other Terms and Conditions of the Merger Agreement

The Merger Agreement contains customary representations and warranties from each of VEREIT and Realty Income. In addition, VEREIT has agreed to customary pre-closing covenants, including covenants to use commercially reasonable efforts to operate its business in the ordinary course and to refrain from taking certain actions without Realty Income’s consent. Realty Income has agreed to customary pre-closing covenants, including a more limited set of covenants to refrain from taking certain actions without VEREIT’s consent. Each party has agreed to additional covenants, including, among others, covenants relating to (1) in the case of Realty Income, its obligation to call a meeting of its shareholders to (i) approve the issuance of shares of Realty Income Common Stock pursuant to the Merger Agreement (the “Realty Income share issuance”) or (ii) in the event that the Merger occurs pursuant to the Alternative Structure (as defined below), to adopt and approve the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its shareholders approve the Realty Income share issuance or adopt and approve the Merger Agreement, as applicable, (2) in the case of VEREIT, its obligation to call a meeting of its stockholders to adopt the Merger Agreement, and, subject to certain exceptions, the obligation of its board of directors to recommend that its stockholders adopt and approve the Merger Agreement, and (3) each party’s non-solicitation obligations related to alternative acquisition proposals.

The respective boards of directors of VEREIT and Realty Income have unanimously approved the Merger Agreement. The Mergers are expected to close during the fourth quarter of 2021.
    Conditions to Completing the Mergers

The closing of the Mergers is subject to certain conditions, including: (1) adoption and approval by VEREIT’s stockholders of the Merger Agreement and approval by Realty Income’s shareholders of the Realty Income Share Issuance; (2) the effectiveness of the registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (“SEC”) by Realty Income in connection with the transactions contemplated by the Merger Agreement; (3) approval for listing on the New York Stock Exchange (“NYSE”) of the shares of Realty Income Common Stock to be issued in the Mergers or reserved for issuance in connection therewith; (4) no injunction or law prohibiting the Mergers; (5) accuracy of each party’s representations, subject in most cases to materiality or material adverse effect qualifications; (6) material compliance with each party’s covenants; (7) receipt by each of VEREIT and Realty Income of an opinion to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (8) receipt by VEREIT of an opinion that Realty Income qualifies as a real estate investment trust (“REIT”) under the Code and receipt by Realty Income of an opinion that VEREIT qualifies as a REIT under the Code.

Additionally, Realty Income will not be obligated to consummate the Mergers until the Spin-Off is ready, in all respects, to be consummated contemporaneously with the closing of the Mergers, including the SEC declaring effective the Form 10 registration statement related to the Spin-Off. However, if this condition is not satisfied or waived by January 29, 2022, Realty Income will be automatically deemed to have waived this condition (and at that point, assuming all other conditions to closing have been satisfied, the parties will be obligated to close the Mergers, regardless of whether the Spin-Off is ready to be consummated).

Non Solicit; Termination; Termination Fees

VEREIT and Realty Income have agreed not to solicit or enter into an agreement regarding an Acquisition Proposal (as defined in the Merger Agreement), and, subject to certain exceptions, are not permitted to enter into discussions or negotiations concerning, or provide non-public information to a third party in connection with, any Acquisition Proposal. However, prior to obtaining the stockholder or shareholder approval, as applicable, VEREIT or Realty Income may engage in discussions or negotiations and provide non-public information to a third party which has made an unsolicited written bona fide Acquisition Proposal with respect to such party if such party’s board of directors determines in good faith, after consultation with outside legal counsel, that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal (as defined in the Merger Agreement) or if the failure to do so would reasonably be expected to lead to a breach of its duties to VEREIT or Realty Income, as applicable.

The Merger Agreement contains certain termination rights for VEREIT and Realty Income. The Merger Agreement can be terminated by either party (1) by mutual written consent; (2) if the Merger has not been consummated by April 29, 2022; (3) if there is a permanent, non-appealable injunction or law restraining or prohibiting the consummation of the Merger; (4) if either party’s stockholders or shareholders, as applicable, fail to approve the transactions; (5) if the other party’s board of directors changes its recommendation in favor of the Merger, fails to reaffirm its recommendation, recommends a competing Acquisition Proposal (or fails to recommend against a competing proposal) or materially breaches its obligations regarding shareholder approval or non-solicitation; or (6) if the other party has breached its representations or covenants in a way that prevents satisfaction of a closing condition, subject to a cure period. Additionally, VEREIT may terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal.

Upon a termination of the Merger Agreement, in certain circumstances, VEREIT will be required to pay a termination fee to Realty Income of the lesser of $365.0 million or the maximum amount that could be paid to Realty Income without causing it to fail to meet the REIT requirements for such year, except that in certain circumstances the termination fee will be the lesser of $195.0 million or the maximum amount that could be paid to Realty Income without causing it to fail to meet the REIT requirements for such year if (1) a third party submits a Qualified Proposal (as defined in the Merger Agreement) prior to May 29, 2021 and (2) prior to June 13, 2021, (i) VEREIT terminates the Merger Agreement to enter into an agreement with respect to a Superior Proposal, or (ii) Realty Income terminates the agreement following VEREIT’s board of directors changing its recommendation.

Upon a termination of the Merger Agreement, in certain circumstances, Realty Income will be required to pay a termination fee to VEREIT of the lesser of $838.0 million or the maximum amount that could be paid to Realty Income without causing it to fail to meet the REIT requirements for such year.

The Merger Agreement also provides that a party must pay the other party an expense reimbursement of the lesser of $25.0 million or the maximum amount that can be paid to the other party without causing it to fail to meet the REIT requirements for such year, if the Merger Agreement is terminated because such party’s stockholders or shareholders, as applicable, fail to approve the transactions contemplated by the Merger Agreement. The expense reimbursement will be set off against any termination fee if the termination fee later becomes payable.
Alternative Structure

In the event that (i) Realty Income is not able to, after using reasonable best efforts, obtain certain amendments to the Second Amended and Restated Credit Agreement, dated August 7, 2019, by and among Realty Income, the lenders party thereto, Wells Fargo Bank, National Association, and the other parties named therein prior to the date that is fifteen (15) business days prior to the earlier of the VEREIT stockholders meeting with respect to the approval of the Mergers or the Realty Income shareholders meeting with respect to the approval of the Realty Income share issuance, or (ii) VEREIT provides its prior written consent, then Realty Income may elect to modify the structure of the Merger such that VEREIT merges with and into Realty Income (rather than Merger Sub 1) (such structure, the “Alternative Structure”), with Realty Income continuing as the surviving corporation, and the parties have agreed, in good faith, to execute an amendment to the Merger Agreement to give effect to such change. The Alternative Structure would not affect the consideration that would be paid to the equity holders of VEREIT or VEREIT OP in the Mergers.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference in its entirety.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between VEREIT and Realty Income instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Mergers, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding VEREIT or Realty Income, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding VEREIT, Realty Income, their respective affiliates or their respective businesses, the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a joint proxy statement of VEREIT and Realty Income and a prospectus of Realty Income, as well as in the Forms 10-K, Forms 10-Q and other filings that each of VEREIT and Realty Income makes with SEC.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 28, 2021, the Board of Directors of VEREIT authorized and approved an amendment to the Amended and Restated Bylaws of VEREIT (the “Bylaw Amendment”) to add a new Article 8 designating the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, another state or federal court sitting in Maryland as the exclusive forum for certain legal actions related to VEREIT. The Bylaw Amendment is effective as of April 28, 2021.

A copy of the Bylaw Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing descriptions of the Bylaw Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Bylaw Amendment.

Forward Looking Statements
This Current Report on Form 8-K may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Realty Income Corporation (“Realty Income”) and VEREIT, Inc. (“VEREIT”) operate and beliefs of and assumptions made by Realty Income management and VEREIT management, involve uncertainties that could significantly affect the financial or operating results of Realty Income, VEREIT, the combined company or any company spun-off by the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transactions involving Realty Income and VEREIT, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, benefits of the proposed transactions to clients, employees, stockholders and other constituents of the combined company, integrating our companies, cost savings and the expected timetable for completing the proposed transactions — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed merger and the timing of the closing of the proposed merger; the ability to secure favorable interest rates on any borrowings incurred in connection with the proposed transactions; the impact of indebtedness incurred in connection with the proposed transactions; the ability to successfully integrate our operations and employees; the ability to realize anticipated benefits and synergies of the proposed transactions as rapidly or to the extent anticipated by financial analysts or investors; potential liability for a failure to meet regulatory or tax-related requirements, including the maintenance of REIT status; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; potential changes to tax legislation; changes in demand for developed properties; adverse changes in the financial condition of joint venture partner(s) or major tenants; risks associated with the acquisition, development, expansion, leasing and management of properties; risks associated with the ability to consummate the proposed spin-off of a company holding the office property assets of Realty Income and VEREIT (“SpinCo”) and the terms thereof, and the timing of the closing of the proposed spin-off; risks associated with the ability to consummate any sales of office property assets of Realty Income and VEREIT and the impact of such sales on SpinCo or the combined company; failure to obtain debt financing to capitalize SpinCo; risks associated with the geographic concentration of Realty Income, VEREIT or SpinCo; risks associated with the industry concentration of tenants; the potential impact of announcement of the proposed transactions or consummation of the proposed transactions on business relationships, including with clients, employees, customers and competitors; unfavorable outcomes of any legal proceedings that have been or may be instituted against Realty Income, VEREIT or any company spun-off by the combined company; costs related to uninsured losses, condemnation, or environmental issues; the ability to retain key personnel; costs, fees, expenses and charges related to the proposed transactions and the actual terms of the financings that may be obtained in connection with the proposed transactions; changes in local, national and international financial markets, insurance rates and interest rates; general adverse economic and local real estate conditions; the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; foreign currency exchange rates; increases in operating costs and real estate taxes; changes in dividend policy or ability to pay dividends for Realty Income’s or VEREIT’s common stock or preferred stock; impairment charges; unanticipated changes in Realty Income’s or VEREIT’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity; pandemics or other health crises, such as coronavirus (COVID-19); and those additional risks and factors discussed in reports filed with the U.S. Securities and Exchange Commission (“SEC”) by Realty Income and VEREIT. Moreover, other risks and uncertainties of which Realty Income or VEREIT are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by Realty Income or VEREIT on their respective websites or otherwise. Neither Realty Income nor VEREIT undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, Realty Income and VEREIT will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction. The joint proxy statement/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REALTY INCOME, VEREIT AND THE PROPOSED TRANSACTION.

Investors and security holders of Realty Income and VEREIT will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Realty Income and VEREIT with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Realty Income with the SEC are also available on Realty Income’s website at www.realtyincome.com, and copies of the documents filed by VEREIT with the SEC are available on VEREIT’s website at www.vereit.com.

Realty Income, VEREIT and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Realty Income’s and VEREIT’s stockholders in respect of the proposed transaction. Information regarding Realty Income’s directors and executive officers can be found in Realty Income’s definitive proxy statement filed with the SEC on April 1, 2021. Information regarding VEREIT’s directors and executive officers can be found in VEREIT’s definitive proxy statement filed with the SEC on April 15, 2021. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available on the SEC’s website and from Realty Income or VEREIT, as applicable, using the sources indicated above.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger, dated April 29, 2021, by and among VEREIT, Inc., VEREIT Operating Partnership, L.P., Realty Income Corporation, Rams MD Subsidiary I, Inc., and Rams Acquisitions Sub II, LLC.

3.1	Amendment to Amended and Restated Bylaws of VEREIT, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601 (6)(2) of Regulation S-K, the Disclosure Letters to the Merger Agreement (identified therein) have been omitted from this Report and will be furnished to the SEC supplementally upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary

Date: April 30, 2021